UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2011
FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 986-9200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendment to 2009 Equity Compensation Plan
At the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of First Potomac Realty Trust (the “Company”) held on May 19, 2011, the Company’s shareholders approved Amendment No. 2 to the Company’s 2009 Equity Compensation Plan (the “Amendment”). The Amendment was approved by the Company’s Board of Trustees on March 30, 2011, subject to shareholder approval. The Amendment increased by 4,500,000 the total number of common shares authorized for grant under the 2009 Equity Compensation Plan.
The description of the terms and conditions of the Amendment, as set forth in the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on April 8, 2011, is incorporated herein by reference. The foregoing summary of the Amendment is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 hereto.
Non-Employee Trustee Compensation
On May 19, 2011, the Board of Trustees, upon recommendation of the Compensation Committee, approved the annual compensation of non-employee trustees. For the twelve-month period beginning May 19, 2011, each trustee will receive a base cash fee of $20,000. Mr. Heller will receive an additional cash fee of $30,000 for his service as Lead Independent Trustee and the chairmen of the Audit, Compensation, Nominating and Governance, and Finance and Investment Committees will receive additional cash fees of $20,000, $15,000, $15,000 and $15,000, respectively. Each non-employee trustee who is a member of the Audit Committee (other than the chairman) will receive an additional fee of $10,000 and each non-employee trustee who is a member of any other committee (other than the chairman) will receive an additional cash fee of $5,000 with respect to each committee on which he serves.
In addition, on May 19, 2011, each of the non-employee trustees was granted 3,385 restricted common shares of the Company (the “Trustee Share Awards”), valued on the date of grant at approximately $55,000. The Trustee Share Awards will vest on May 19, 2012, assuming continued service by the trustee until that date. A form of Restricted Stock Agreement is filed as Exhibit 10.2 hereto. The Company reimburses all trustees for reasonable out-of-pocket expenses incurred in connection with their service on the Board of Trustees and all committees.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Results of 2010 Annual Meeting of Shareholders
The Annual Meeting was held at the Company’s corporate headquarters in Bethesda, Maryland. A total of 46,342,135 (92.58%) of the Company’s issued and outstanding common shares held of record on March 17, 2011 were present either in person or by proxy. The information below is a summary of the voting results on five proposals considered and voted upon at the meeting.
Election of Trustees
The following persons, which represents the entire previous board of trustees of the Company, were duly elected as trustees of the Company until the 2012 Annual Meeting of Shareholders or until their successors are duly elected and qualified: Robert H. Arnold, Richard B. Chess, Douglas J. Donatelli, J. Roderick Heller, III, R. Michael McCullough, Alan G. Merten and Terry L. Stevens. The table below sets forth the voting results for each nominee:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Votes
Robert H. Arnold	41,678,464	174,076	4,489,595
Richard B. Chess	41,428,068	424,472	4,489,595
Douglas J. Donatelli	40,660,580	1,191,960	4,489,595
J. Roderick Heller, III	41,673,044	179,496	4,489,595
R. Michael McCullough	41,422,114	430,426	4,489,595
Alan G. Merten	41,360,151	492,389	4,489,595
Terry L. Stevens	41,732,007	120,533	4,489,595
Approval of Amendment to 2009 Equity Compensation Plan
At the Annual Meeting, the Company’s shareholders approved the Amendment to the Plan, as described above. Set forth below are the results of the shareholder vote on this proposal:

	Votes		Broker
Votes For	Against	Abstentions	Non-Votes

33,493,635	8,280,327	78,578	4,489,595
Ratification of Independent Registered Public Accounting Firm
At the Annual Meeting, the Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Set forth below are the results of the shareholder vote on this proposal:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes

45,035,044	1,278,032	29,059	0
Approval (on an advisory, non-binding basis) of the Compensation of the Company’s Named Executive Officers
The Company’s shareholders approved (on an advisory, non-binding basis) the compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of the Company’s 2011 Proxy Statement. The table below sets forth the voting results for this proposal:

Votes	Votes		Broker
For	Against	Abstentions	Non-Votes

39,664,876	2,056,945	130,719	4,489,595

Recommendation (on an advisory, non-binding basis) on the Frequency of the Advisory Vote Related to the Compensation of the Company’s Named Executive Officers
The Company’s stockholders (on an advisory, non-binding basis) voted on the frequency of the advisory vote related to executive compensation. The table below sets forth the voting results for this proposal:

One	Two	Three		Broker
Year	Years	Years	Abstentions	Non-Votes

35,178,477	3,127,044	3,496,254	50,765	4,489,595
Consistent with the Board of Trustees’ recommendation and in light of the Company’s shareholders’ vote on this proposal, the Board of Trustees has determined that the Company will hold an advisory vote on executive compensation on an annual basis.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to the Company’s 2009 Equity Compensation Plan.

10.2	Form of Restricted Common Share Award Agreement for Trustees

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
May 23, 2011	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2 to the Company’s 2009 Equity Compensation Plan.

10.2	Form of Restricted Common Share Award Agreement for Trustees